Contact:
Craig Cook, Chief Administrative Officer
Cardinal Communications, Inc.
303-285-5348

FOR IMMEDIATE RELEASE:	NEWS
December 8, 2005	OTCBB: CDNC

Cardinal Communications to Host Business Update Conference Call

BROOMFIELD, Colo., Dec. 8, 2005 - Cardinal Communications, Inc. (OTC Bulletin Board: CDNC), a provider of voice, video and high-speed broadband communications services, and a specialized developer of residential real estate, today announced that it will host a business-update conference call on Friday, December 16, 2005. Ed Garneau, chief executive officer, will host the call.

The call will begin at 10 a.m. Mountain (12 p.m. Eastern), and can be accessed by dialing 866.713.8310 and entering the passcode 12205972. The webcast will be available via the Internet at www.cardinalcomms.com. Webcast participants should access the website at least 10 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days.

About Cardinal Communications, Inc.
Cardinal Communications operates a suite of vertically integrated businesses that provide both bundled digital communications services (voice, video and high-speed Internet) and high-quality real estate to the residential marketplace. The Company’s expertise in communication infrastructure and turnkey residential development allows Cardinal to capitalize on growing demand among homebuyers for modern residences that are pre-equipped with a range of digital communications options. The Company is also partnering with other developers that seek Cardinal’s expertise in designing, building and operating residential communication networks that will deliver long-term revenue opportunities.

Cardinal also operates Get-A-Phone, a provider of specialized local and long-distance calling programs in select U.S. markets. Based in Broomfield, Colo., publicly traded Cardinal trades on the Bulletin Board under the symbol “CDNC.” For more information, visit the Company’s website at www.cardinalcomms.com.

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